Exhibit 10.3

GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT (“Agreement”) entered into and effective as of the February 26, 2024 (the ‘Effective Date”), is entered into by, between, and among BAKHU HOLDINGS, CORP., a Nevada corporation (“Debtor”), and the several secured parties listed on Appendix A and signatories hereto on counterpart signature pages hereof (each, a “Secured Party,” and collectively, the “Secured Parties”), who are the holders of a series of promissory notes issued by Debtor and designated as the Convertible Senior Secured Promissory Notes in the aggregate principal amount of up to $20,000,000 (the “Notes”) issued pursuant to that certain Securities Purchase Agreement of even date herewith.

PREMISES

WHEREAS, Debtor has, effective this date, issued the Notes to the Secured Parties evidencing Debtor’s obligation to pay the amounts evidenced by the Notes.

WHEREAS, it is a condition precedent to Secured Parties extending credit to Debtor under the Notes that Debtor execute and deliver to Secured Parties a security agreement in substantially the form hereof.

WHEREAS, Debtor wishes to grant a first priority security interest in favor of Secured Parties as herein provided.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions. All capitalized terms used herein without definitions will have the respective meanings provided therefore in the Notes. The term “State,” as used herein, means the state of Nevada. All terms defined in the Uniform Commercial Code of the State and used herein will have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term “Obligations,” as used herein, means all the indebtedness, obligations, and liabilities of Debtor to Secured Parties, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Notes, any notes or other instruments or agreements executed and delivered pursuant thereto or in connection therewith, or this Agreement.

2.Grant of Security Interest. Debtor hereby grants to Secured Parties, to secure the payment and performance in full of all the Obligations, a first priority security interest in, and so pledges and assigns to Secured Parties, the following properties, assets, and rights of Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature, including all goods (including inventory, equipment, and any accessions thereto), instruments (including promissory notes), documents, receivable records, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance

Exhibit 10.3

policies, claims, and proceeds, intellectual property and all other general intangibles (including all payment intangibles). Secured Parties acknowledge that the attachment of their security interest in any additional commercial tort claim as original collateral is subject to Debtor’s compliance with subsection 4(g).

3.Authorization To File Financing Statements. Debtor hereby irrevocably authorizes Secured Parties, at any time and from time to time, to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that: (a) indicate the Collateral: (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction; or (ii) as being of an equal or lesser scope or with greater detail; and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including: (i) whether Debtor is an organization, the type of organization, and any organizational identification number issued to Debtor; and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Parties promptly upon Secured Parties’ request. Debtor also ratifies its authorization for Secured Parties to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.Other Actions. To further the attachment, perfection, and first priority of, and the ability of Secured Parties to enforce, Secured Parties’ security interest in the Collateral, and without limitation on Debtor’s other obligations in this Agreement, Debtor agrees, in each case at Debtor’s expense, to take the following actions with respect to the following Collateral.

(a)If Debtor at any time holds or acquires any promissory notes or tangible chattel paper, Debtor will forthwith endorse, assign, and deliver the same to Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Parties may specify from time to time.

(b)Upon the further request of Secured Parties, for each deposit account that Debtor at any time opens or maintains, Debtor will, with the consent of each depositary bank, enter into a cash collateral agreement and a deposit agreement (collectively, the “Control Agreements”) which give the Secured Parties access and control over the Debtor’s bank accounts in the event of a Default, as defined herein. In addition, if for any reason such Control Agreements are not entered into, then, at Secured Parties’ request and option, pursuant to an agreement in form and substance satisfactory to Secured Parties, either, in the event of Default: (i) cause the depositary bank to comply at any time with instructions from Secured Parties to such depositary bank directing the disposition of funds credited to such deposit account from time to time, without further consent of Debtor; or (ii) arrange for Secured Parties to become the customer of the depositary bank with respect to the deposit account, with Debtor being permitted, only with the consent of Secured Parties, to exercise rights to withdraw funds from such deposit account. The provisions of this section will not apply to: (x) a deposit account for which Secured Parties are the depositary bank and are in automatic control; and (y) deposit accounts specially and exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Debtor’s salaried employees.

(c)If Debtor at any time holds or acquires any certificated securities, Debtor will forthwith endorse, assign, and deliver the same to Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Parties may specify from time to time. If any securities now or hereafter acquired by Debtor are uncertificated and are

Exhibit 10.3

issued to Debtor or its nominee directly by the issuer thereof, Debtor will immediately notify Secured Parties thereof and, at Secured Parties’ request and option, pursuant to an agreement in form and substance satisfactory to Secured Parties, either: (i) cause the issuer to agree to comply with instructions from Secured Parties as to such securities, without further consent of Debtor or such nominee; or (ii) arrange for Secured Parties to become the registered owners of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Debtor is held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor will immediately notify Secured Parties thereof and, at Secured Parties’ request and option, pursuant to an agreement in form and substance satisfactory to Secured Parties, either: (x) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Secured Parties to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Secured Parties to such commodity intermediary, in each case without further consent of Debtor or such nominee; or (xi) in the case of financial assets or other investment property held through a securities intermediary, arrange for Secured Parties to become the entitlement holders with respect to such investment property, with Debtor being permitted, only with the consent of Secured Parties, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this section will not apply to any financial assets credited to a securities account for which Secured Parties are the securities intermediary.

(d)If any Collateral is at any time in the possession of a bailee, Debtor will promptly notify Secured Parties thereof and, at Secured Parties’ request and option, will promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Secured Parties, that the bailee holds such Collateral for the benefit of Secured Parties, and that such bailee agrees to comply, without further consent of Debtor, with instructions from Secured Parties as to such Collateral.

(e)If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor will promptly notify Secured Parties thereof and, at the request and option of Secured Parties, will take such action as Secured Parties may reasonably request to vest in Secured Parties control under Section 9-105 of the Uniform Commercial Code of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act as in effect in such jurisdiction of such transferable record.

(f)If Debtor is at any time a beneficiary under a letter of credit, Debtor will promptly notify Secured Parties thereof and, at the request and option of Secured Parties, Debtor will, pursuant to an agreement in form and substance satisfactory to Secured Parties, either: (i) arrange for the issuer and any confirmer or other nominated Person of such letter of credit to consent to an assignment to Secured Parties of the proceeds of the letter of credit; or (ii) arrange for Secured Parties to become the transferee beneficiaries of the letter of credit, with Secured Parties agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in the Notes.

(g)If Debtor at any time holds or acquires a commercial tort claim, Debtor will immediately notify Secured Parties in a writing signed by Debtor of the particulars thereof and grant to Secured Parties in such writing a security interest therein and in the proceeds thereof, all

Exhibit 10.3

upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Parties.

(h)Debtor further agrees to forthwith obtain waivers from mortgagees and landlords in form and substance satisfactory to Secured Parties to allow the Secured Parties access to any real property in which any of the Collateral is located in the event of a Default, and, at the request and option of Secured Parties, to take all other actions Secured Parties may determine to be necessary or useful for the attachment, perfection, and first priority of, and the ability of Secured Parties to enforce, Secured Parties’ security interest in all of the Collateral, including: (i) executing, delivering, and where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code (and pay the cost of filing or recording the same or this Agreement in all public offices deemed necessary or appropriate by Secured Parties), to the extent, if any, that Debtor’s signature thereon is required therefore; (ii) causing Secured Parties’ names to be noted as secured parties on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Parties to enforce, Secured Parties’ security interest in such Collateral, and upon request of Secured Parties, to stamp on any other records concerning the Collateral (and/or enter in any computer records concerning the Collateral) a notation, in form satisfactory to Secured Parties, of the security interest of Secured Parties hereunder; (iii) complying with any provision of any statute, regulation, or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Parties to enforce, Secured Parties’ security interest in such Collateral; (iv) obtaining governmental and other third-party waivers, consents, and approvals in form and substance satisfactory to Secured Parties, including any consent of any licensor, lessor, or other Person obligated on Collateral; and (v) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by Secured Parties to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5.Intellectual Property Security Agreement. Concurrently herewith, Debtor is executing and delivering to Secured Parties an Intellectual Property Security Agreement pursuant to which Debtor is pledging to Secured Parties all IP Collateral (as defined therein). In the event of any conflict between the terms of this Agreement and the terms of the Intellectual Property Security Agreement, terms of the Intellectual Property Security Agreement shall control; in all other respects (including where the terms of the Intellectual Property Security Agreement are silent), the terms of this Agreement shall control.  Debtor hereby irrevocably authorizes Secured Parties, at any time and from time to time, to file with the U.S. Patent and Trademark Office and other appropriate agencies or authorities the Intellectual Property Security Agreement and such other documents as the Secured Parties may determine to be necessary or useful for the attachment, perfection, and first priority of, and the ability of Secured Parties to enforce, Secured Parties’ security interest in all of the IP Collateral.

6.Representations and Warranties Concerning Debtor’s Legal Status.

(a)To facilitate perfection of the security interest granted hereby, Debtor represents and warrants to Secured Parties as follows:

(i)Debtor’s exact legal name is Bakhu Holdings, Corp.

(ii)Debtor is a corporation organized under the laws of Nevada.

(iii)the Debtor’s entity identification number in Nevada is E0273542008-5.

Exhibit 10.3

(iv)Debtor’s place of business and mailing address is One World Trade Center, Suite 130, Long Beach, California 9083.

(b)Debtor has taken all action required by law, its charter documents, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions herein contemplated. Debtor has full power and authority to execute, deliver, and perform this Agreement. This Agreement is the legal, valid, and binding agreement of Debtor enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other laws affecting enforcement of secured parties’ rights generally and by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: (i) violate any provision of Debtor’s charter documents; (ii) violate, conflict with, result in a breach of the terms, conditions or provisions of, constitute a default, an event of default, or an event creating rights of acceleration, termination, cancellation, or a loss of rights under, or result in the creation or imposition of any encumbrance upon any of the Collateral, under any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction, or obligation to which Debtor or any of the Collateral is subject or by which Debtor is bound; or (iii) result in the creation or imposition of any Encumbrance upon any of the Collateral.

7.Covenants Concerning Debtor’s Legal Status. Debtor covenants with Secured Parties as follows: (a) without providing at least 30 days’ prior written notice to Secured Parties, Debtor will not change its name, its place of business or, if more than one, its primary executive headquarters, its mailing address, or organizational identification number (if it has one); (b) if Debtor does not have an organizational identification number and later obtains one, Debtor will forthwith notify Secured Parties of such organizational identification number; (c) Debtor will not change its type of organization, jurisdiction of organization, or other legal structure; (d) Debtor will use its best efforts consistent with prudent business practices to preserve and maintain its business and business organization intact; to preserve its goodwill; to pay its obligations as they mature; to retain its employees; and to retain its relationships with customers; and (e) without Secured Parties’ prior written consent, Debtor will not enter into any agreement for the sale of (i) any of the IP Collateral or (ii) all or substantially all of its assets.

8.Representations and Warranties Concerning Collateral, etc. Debtor further represents and warrants to Secured Parties as follows: (a) Debtor is the owner of the Collateral, free from any right or claim or any Person or any adverse lien, security interest, or other Encumbrance, except for the security interest created by this Agreement, and all information with respect to the Collateral set forth in any schedule, certificate, or other writing at any time heretofore or hereafter furnished by Debtor to Secured Parties, and all other written information heretofore or hereafter furnished by Debtor to Secured Parties, is and will be true and correct as of the date furnished; (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State; (c) none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state, or local statute or rule in respect of such Collateral; (d) Debtor holds no commercial tort claim except as indicated on the Perfection Certificate; (e) Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state, and local statutes and ordinances dealing with the control, shipment, and storage or disposal of hazardous materials or substances; (f) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete; and (g) there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by Debtor.

Exhibit 10.3

9.Covenants Concerning Collateral, etc. Debtor further covenants with Secured Parties as follows: (a) the Collateral, to the extent not delivered to Secured Parties pursuant to section 4, will be kept at those locations listed on the Perfection Certificate and Debtor will not remove the Collateral from such locations, without providing at least 30 days’ prior written notice to Secured Parties; (b) except for the security interest herein granted, Debtor will be the owner of the Collateral free from any right or claim of any other Person, lien, security interest, or other encumbrance, and Debtor will defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to Secured Parties; (c) Debtor will not pledge, mortgage, or create or suffer to exist any right of any Person in or claim by any Person to the Collateral, or any security interest, lien, or encumbrance in the Collateral in favor of any Person, other than Secured Parties; (d) Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon; (e) Debtor will keep the Collateral separate and identifiable; (f) Debtor will permit Secured Parties or their designee to inspect the Collateral at any reasonable time, wherever located; (g) Debtor will keep its records concerning accounts and general intangibles at the location disclosed to Secured Parties, which records will be of such character as will enable Secured Parties or their designee to determine at any time the status thereof; (h) Debtor will timely file and pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or this Agreement, and will comply with all laws, rules, and regulations relating to the Collateral; (i) Debtor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state, and local statutes, and ordinances dealing with the control, shipment, and storage or disposal of hazardous materials or substances; and (j) Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales and leases of inventory and licenses of general intangibles in the ordinary course of business.

10.Default. An “Event of Default” will be deemed to have occurred upon the happening of any of the following events or conditions:

(a)The failure or refusal of Debtor to pay principal of or interest on the Notes or any Obligation when the same becomes due in accordance with the terms thereof.

(b)The failure or refusal of Debtor punctually and properly to perform, observe, and comply with any covenant or agreement contained in the Notes or in any other Transaction Document or any Obligation.

(c)The failure or refusal of Debtor punctually and properly to perform, observe, and comply with any covenant or agreement contained in this Agreement, and such failure or refusal continues for a period of 10 days after Debtor has notice thereof.

(d)Debtor: (i) suspends or discontinues its business; (ii) voluntarily seeks, consents to, or acquiesces in the benefit or benefits of any Debtor Relief Law (defined hereinafter); or (iii) becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Secured Parties granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). “Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of debtors generally. “Rights” means rights, remedies, powers, and privileges. “Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs,

Exhibit 10.3

injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. “Tribunal” means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

(e)The failure to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding against any of the assets of Debtor, or the loss, theft, destruction of, or substantial damage to a material part of the assets of Debtor, except to the extent adequately covered by insurance.

(f)Debtor fails to pay any money judgment against it at least 10 days prior to the date on which any of Debtor’s assets may be lawfully sold to satisfy such judgment.

(g)Debtor defaults in the payment of any assumed loan, note, or lease agreement beyond any period of grace provided with respect thereto unless the validity or amount of such obligation is contested by Debtor, as the case may be, in good faith.

(h)The discovery by Secured Parties that any statement, representation, or warranty herein or in any writing ever delivered to Secured Parties pursuant to the Notes or this Agreement is false, misleading, or erroneous in any material respect.

(i)Any lien purported to be created under this Agreement, the Intellectual Property Security Agreement or any other security document shall cease to be, or shall be asserted by Debtor in writing not to be, a valid and perfected lien on any Collateral, with the priority required by such security document, and such event could reasonably be expected to have a Material Adverse Effect (as defined below) on the Debtor’s ability to meet the Obligations.

(j)A Material Adverse Effect, as defined below, shall have occurred.

For purposes of this section, “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any instrument evidencing the Obligation (“Transaction Documents”), (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations. However, a Material Adverse Effect shall not be deemed to have occurred, if such negative effect resulted from any of the following circumstances, occurrences, changes, events, developments or states of facts: (a) any change in general legal or regulatory statutes and conditions in the industry or markets in which the Company or any of its Subsidiaries operates or is involved, or (b) any natural disasters, commencement or escalation of war, material armed hostilities, sabotage or terrorist activities or other material international or national calamity or act of terrorism directly affecting both the U.S. and the Company.

11.Acceleration of Maturity. If an Event of Default occurs and is continuing, then, in every such case, Secured Parties may declare the principal of the Notes and all accrued and unpaid interest thereon and other amounts owing under the Transaction Documents to be due and payable immediately by a notice in writing to Debtor of the default, and upon any such declaration, the principal and all accrued and unpaid interest and other amounts owing under the Transaction Documents will become immediately due and payable; and the Secured Parties may exercise any and all remedies and other rights provided in the Transaction Documents, presentment, demand, protest and all other notices of any kind being in each case hereby expressly waived by Debtor. At any time after such declaration of acceleration and before a judgment or decree for payment of money due has been obtained by Secured Parties,

Exhibit 10.3

Secured Parties, by written notice to Debtor, may rescind and annul the declaration and its consequences if all Events of Default, other than the nonpayment of the principal of Notes that has become due solely by such acceleration, have been cured or waived. No rescission will affect any subsequent default or impair any right consequent thereon.

12.Insurance.

(a)Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. This insurance will be in such minimum amounts that Debtor will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise will be in such amounts, contain such terms, be in such forms, and be for such periods as may be reasonably satisfactory to Secured Parties. In addition, all liability insurance will be payable to Secured Parties as additional insured and all property and casualty insurance will be payable to Secured Parties as loss payee. Without limiting the foregoing, Debtor will: (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property; (ii) maintain all such workers’ compensation or similar insurance as may be required by law; and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring on, in, or about Debtor’s properties; business interruption insurance; and product liability insurance.

(b)The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral will, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby: (i) so long as no Default or Event of Default has occurred and is continuing, and to the extent that the amount of the proceeds is less than $5,000 in the aggregate, be disbursed to Debtor for direct application by Debtor solely to the repair or replacement of Debtor’s property so damaged or destroyed; and (ii) in all other circumstances, be held by Secured Parties as cash collateral for the Obligations. Secured Parties may, at their sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon the terms and conditions as Secured Parties may reasonably prescribe, for direct application by Debtor solely to the repair or replacement of Debtor’s property so damaged or destroyed, or Secured Parties may apply all or any part of the proceeds to the Obligations.

(c)All policies of insurance will provide for at least 10 days’ prior written cancellation notice to Secured Parties. In the event of failure by Debtor to provide and maintain insurance as herein provided, Secured Parties may, at their option, provide such insurance and charge the amount thereof to Debtor. Debtor will furnish Secured Parties with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

13.Collateral Protection Expenses; Preservation of Collateral.

(a)In Secured Parties’ discretion, if Debtor fails to do so, Secured Parties may discharge taxes and other Encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral and make repairs thereto, and pay any necessary filing fees or insurance premiums. Debtor agrees to reimburse Secured Parties on demand for all expenditures

Exhibit 10.3

so made. Secured Parties will have no obligation to Debtor to make any such expenditures, nor will the making thereof be construed as the waiver or cure of any Default or Event of Default.

(b)Anything herein to the contrary notwithstanding, Debtor will remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder. Secured Parties will not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Parties of any payment relating to any of the Collateral, nor will Secured Parties be obligated in any manner: (i) to perform any of the obligations of Debtor under or pursuant to any such contract or agreement; (ii) to make inquiry as to the nature or sufficiency of any payment received by Secured Parties in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement; and (iii) to present or file any claim, to take any action to enforce any performance, or to collect the payment of any amounts that may have been assigned to Secured Parties or to which Secured Parties may be entitled at any time. Secured Parties’ sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in their possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, will be to deal with such Collateral in the same manner as Secured Parties deal with similar property for their own account.

14.Securities and Deposits. Secured Parties may, at any time following and during the continuance of an Event of Default, at their option, transfer to themselves or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral, or apply it to the Obligations. Whether or not any Obligations are due, Secured Parties may demand, sue for, collect, or make any settlement or compromise that they deem desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from Secured Parties to Debtor may at any time be applied to or set-off against any of the Obligations then due and owing.

15.Notification to Account Debtors and Other Persons Obligated on Collateral. Debtor will, at the request and option of Secured Parties, notify account debtors and other Persons obligated on any of the Collateral of the security interest of Secured Parties in any account, chattel paper, general intangible, instrument, or other Collateral and that payment thereof is to be made directly to Secured Parties or to any financial institution designated by Secured Parties as Secured Parties’ agent therefor, and Secured Parties may themselves, without notice to or demand upon Debtor, so notify account debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, Debtor will hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments, and other Collateral received by Debtor as trustee for Secured Parties without commingling the same with Debtor’s other funds and will turn the same over to Secured Parties in the identical form received, together with any necessary endorsements or assignments. Secured Parties will apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments, and other Collateral received by Secured Parties to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

16.Power of Attorney.

(a)Debtor hereby irrevocably constitutes and appoints Secured Parties and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Debtor or in Secured Parties’ names, for the purpose of carrying out the terms of this Agreement, to take all appropriate action and to execute all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives

Exhibit 10.3

said attorneys the power and right, on Debtor’s behalf, without notice to or assent by Debtor, upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to, or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though Secured Parties were the absolute owner thereof for all purposes, and to do, at Debtor’s expense, at any time or from time to time, all acts and things that Secured Parties deem necessary or useful to protect, preserve, or realize upon the Collateral and Secured Parties’ security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as Debtor might do, including: (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local, or other agencies or authorities with respect to trademarks, copyrights, and patentable inventions and processes; (ii) upon written notice to Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if Secured Parties so elect, with a view to causing the liquidation of assets of Debtor; (iii) the execution, delivery, and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments, or other instruments of conveyance or transfer with respect to such Collateral; and (iv) to the extent that Debtor’s authorization given in section 3 is not sufficient to file such financing statements with respect hereto, with or without Debtor’s signature or a photocopy of this Agreement in substitution for a financing statement, as Secured Parties may deem appropriate, to execute in Debtor’s name such financing statements and amendments thereto and continuation statements that may require Debtor’s signature.

(b)To the extent permitted by law, Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

(c)The powers conferred on Secured Parties hereunder are solely to protect their interests in the Collateral and will not impose any duty upon them to exercise any such powers. Secured Parties will be accountable only for the amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees, or agents will be responsible to Debtor for any act or failure to act, except for Secured Parties’ own gross negligence or willful misconduct.

17.Rights and Remedies. If an Event of Default occurs and is continuing, Secured Parties may, in their discretion, proceed to protect and enforce their rights by such appropriate judicial proceedings as Secured Parties deem most effectual to protect and enforce any such rights, whether for the specified enforcement of any covenant or agreement under this Agreement and the Notes, in aid of the exercise of any power granted herein, or to enforce any other property remedy. Further, if an Event of Default occurs and is continuing, Secured Parties, without any other notice to or demand upon Debtor, will have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies that may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose Secured Parties may, so far as Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Secured Parties may, in their discretion, require Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Debtor’s principal office(s) or at such other locations as Secured Parties may reasonably designate. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Secured Parties will give to Debtor at least five business days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Debtor hereby acknowledges that five business days’ prior

Exhibit 10.3

written notice of such sale or sales will be reasonable notice. In addition, Debtor waives all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Parties’ rights and remedies hereunder, including their right following an Event of Default to take immediate possession of the Collateral and to exercise their rights and remedies with respect thereto.

18.Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Parties to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Parties: (a) to fail to incur expenses reasonably deemed significant by Secured Parties to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition; (b) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure Secured Parties against risks of loss, collection, or disposition of Collateral or to provide to Secured Parties a guaranteed return from the collection or disposition of Collateral; or (l) to the extent deemed appropriate by Secured Parties, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist Secured Parties in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this section 18 is to provide non-exhaustive indications of what actions or omissions by Secured Parties would fulfill Secured Parties’ duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in Secured Parties’ exercise of remedies against the Collateral and that other actions or omissions by Secured Parties will not be deemed to fail to fulfill such duties solely on account of not being indicated in this section 18. Nothing contained in this section 18 will be construed to grant any rights to Debtor or to impose any duties on Secured Parties that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section 18.

19.Acts of Secured Parties. Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Agreement to be given or taken by Secured Parties hereof may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Secured Parties in person or by their agent or attorney-in-fact duly appointed in writing; and except as otherwise expressly provided herein, such action will become effective when the instrument or instruments are delivered to Secured Parties in the manner provided for giving notices herein. Such instrument or instruments, and the action embodied therein or evidenced thereby, are herein sometimes referred to as the “act” of Secured Parties signing the instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Agreement if the fact and date of execution by any Person of any such instrument or writing are verified by the affidavit of a witness of the execution.

20.No Waiver by Secured Parties; Notice. Secured Parties will not be deemed to have waived any of their rights or remedies in respect of the Obligations or the Collateral unless such waiver is

Exhibit 10.3

in writing and signed by Secured Parties. No delay or omission on the part of Secured Parties in exercising any right or remedy will operate as a waiver of the right or remedy or any other right or remedy. A waiver on any one occasion will not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of Secured Parties with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, will be cumulative and may be exercised singularly, alternatively, successively, or concurrently at such time or times as Secured Parties deem expedient. When this Agreement provides for notice to Secured Parties of any event, the notice will be sufficiently given if in writing and mailed, registered, postage prepaid, to each Secured Party affected by the event, at its address as it appears in the Note register maintained by Debtor, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case, when notice to Secured Parties is given by mail, neither the failure to mail the notice nor any defect in any notice so mailed to any particular Secured Party will affect the sufficiency of the notice with respect to any other Secured Party. When this Agreement provides for notice to Debtor, such notice will be sufficiently given if in writing and mailed, registered, postage prepaid, to Debtor at its address set forth in subsection 27(b) below (or at such other address as shall be provided to Secured Parties in the manner for giving notices set forth herein), not later than the latest date and not earlier than the earliest date prescribed for the giving of the notice. When this Agreement provides for notice in any manner, notice may be waived in writing by the Person entitled to receive the notice, whether before or after the event, and any such waiver will be equivalent of notice.

21.Suretyship Waivers by Debtor. Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered, or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising, or adjusting of any thereof, all in the manner and at such time or times as Secured Parties may deem advisable. Secured Parties will have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in subsection 13(b). Debtor further waives all other suretyship defenses.

22.Marshaling. Secured Parties will not be required to marshal any present or future collateral security (including to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights and remedies hereunder and in respect of the collateral security and other assurances of payment will be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral that might cause delay in or impede the enforcement of Secured Parties’ rights and remedies under this Agreement, under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding, or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

23.Proceeds of Dispositions; Expenses. Debtor will pay to Secured Parties on demand all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Secured Parties in protecting, preserving, or enforcing Secured Parties’ rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral will, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Secured Parties may determine,

Exhibit 10.3

proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess will be returned to Debtor. In the absence of final payment and satisfaction in full of all Obligations, Debtor will remain liable for any deficiency.

24.Overdue Amounts. Until paid, all amounts due and payable by Debtor hereunder will be a debt secured by the Collateral and will bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Notes.

25.Governing Law; Venue. This Agreement will be governed by and construed and interpreted in accordance with the laws of the state of Nevada, excluding principles of choice or conflicts of law. This Agreement shall be deemed made and entered into in Los Angeles County, state of California and venue for any Proceeding as defined below, in connection with this Agreement shall be in Los Angeles County, California.

26.Waiver of Jury Trial. The Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof. any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any Party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a Party or otherwise. Except as prohibited by law, Debtor waives any right that it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive, or consequential damages, or any damages other than or in addition to actual damages. Debtor: (a) certifies that neither Secured Parties nor any representative, agent, or attorney of Secured Parties has represented, expressly or otherwise, that Secured Parties would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement; and (b) acknowledges that, in entering into the Securities Purchase Agreement, the Notes, and the Intellectual Property Security Agreement by and between Debtor and Secured Parties, Secured Parties are relying upon, among other things, the waivers and certifications contained in this section 26.

27.Miscellaneous.

(a)The parties promptly will execute and deliver all documents or instruments, provide all information, and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(b)Notices. Any and all notices, other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on (i) when delivered by hand; (ii) when received by the addressee if sent by a nationally recognized overnight courier (with confirmation of delivery); (iii) five (5) Business Days after the date mailed in the U.S., by certified or registered mail, return receipt requested, postage prepaid; or (iv) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. Pacific Standard Time on a Business Day. Such communications must be sent to such party as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section.

Exhibit 10.3

If to the Debtor, addressed to:

Bakhu Holdings, Corp.

One World Trade Center, Suite 130

Long Beach, California 90831

Attn: Aristotle Popolizio, Vice President

Facsimile: (310) 997-1484

If to the Secured Parties:

To each Secured Party at its address as it appears in the Note register maintained by Debtor.

For the purpose of this Agreement “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or a day on which banking institutions in the state of California are authorized or required by law or other governmental action to close.

(c)This Agreement and the transaction documents referred to herein constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto. No amendment to, modification or waiver of, or consent with respect to any provision of this Agreement will in any event be effective unless the same is in writing and signed and delivered by Secured Parties, and then any such amendment, modification, waiver, or consent will be effective only in the specific instance and for the specific purpose for which given.

(d)The headings of each section of this Agreement are for convenience only and will not define or limit the provisions thereof. If any term of this Agreement is held to be invalid, illegal, or unenforceable, the validity of all other terms hereof will in no way be affected thereby, and this Agreement will be construed and be enforceable as if such invalid, illegal, or unenforceable term had not been included herein. Debtor acknowledges receipt of a copy of this Agreement.

(e)This Agreement and all rights and obligations hereunder will be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, administrators, successors, legal representatives, and assigns; provided that this provision will not be construed as permitting assignment, substitution, delegation, or other transfer of rights or obligations, except strictly in accordance with the provisions of this Agreement.

(f)Debtor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Parties. Any Secured Party may assign any or all of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Securities (as defined in the Securities Purchase Agreement between the parties of even date herewith), provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of such Securities Purchase Agreement that apply to the “Investors” (as defined therein).

(g)At the option of Secured Parties, this Agreement, a carbon, photographic, or other reproduction of this Agreement or of any UCC financing statement covering the Collateral, or any portion thereof, will be sufficient as a UCC financing statement and may be filed as such.

(h)Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement

Exhibit 10.3

shall be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Agreement.

(i)Manner of Execution; Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign, or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

*** Signature Page Follows ***

Exhibit 10.3

IN WITNESS WHEREOF, intending to be legally bound, Debtor has caused this Agreement to be duly executed as of the date first above written.

DEBTOR

BAKHU HOLDINGS, CORP.

________________________________________________

 By: Aristotle Popolizio

Title:  Vice President and Secretary

________________________________________________

 By: Juan Carlos Garcia La Sienra Garcia

Title:  Chief Financial Officers

Exhibit 10.3

** Secured Party Signature Page to General Security Agreement **

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SECURED PARTIES:

_____________________________________________

Name of Secured Party

_____________________________________________

Signature

_____________________________________________

Name of Authorized Signatory (if applicable)

_____________________________________________

Title (if applicable)

ADDRESS FOR NOTICE

Address: ____________________________________________

City/State/Zip: _______________________________________

Attention: ___________________________________________

Telephone: __________________________________________

Facsimile: ___________________________________________

Exhibit 10.3

APPENDIX A

SCHEDULE OF SECURED PARTIES

Secured Party Name and Address Note Amount